PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 28,	July 29,	July 28,	July 29,
	2013	2012	2013	2012
Reconciliation of GAAP to Non-GAAP Net Income
Attributable to Photronics, Inc. Shareholders

GAAP net income attributable to Photronics, Inc. shareholders	$5,940	$10,950	$13,126	$24,035

(a) Consolidation and restructuring charges, net of tax	-	7	-	1,182

(b) Impact of warrants, net of tax	-	-	-	(94)

Non-GAAP net income attributable to Photronics, Inc. shareholders	$5,940	$10,957	$13,126	$25,123

Reconciliation of GAAP to Non-GAAP Net Income
Applicable to Common Shareholders

Weighted average number of diluted shares outstanding

GAAP	66,177	76,436	61,478	76,460

Non-GAAP	66,177	76,436	61,478	76,435

Net income per diluted share

GAAP	$0.10	$0.16	$0.21	$0.37

Non-GAAP	$0.10	$0.16	$0.21	$0.39

(a)	Represents consolidation and restructuring charges primarily related to restructuring in Singapore.

(b)	Represents impact related to warrants, which is recorded in other expense, net.